Exhibit 99.1

Contact:

Susan Moore, media -- 713.652.4645

Doug Pike, investors -- 713.309.4590

Lyondell to Repay $300 Million of Outstanding Debt

HOUSTON (November 28, 2005) -- Lyondell Chemical Company (NYSE: LYO) today called $300 million of its 9 1/2 percent Senior Secured Notes, which mature in 2008. The call price is 104.75 percent of par, and the debt will be paid on December 28, 2005 at the conclusion of the call period.

ABOUT LYONDELL

Lyondell Chemical Company, headquartered in Houston, Texas, is North America's third-largest independent, publicly traded chemical company. Lyondell is a major global manufacturer of basic chemicals and derivatives including ethylene, propylene, titanium dioxide, styrene, polyethylene, propylene oxide and acetyls. It also is a significant producer of gasoline blending components. The company has a 58.75 percent interest in Lyondell Citgo Refining LP, a refiner of heavy, high-sulfur crude oil. As a result of Lyondell's November 30, 2004 acquisition of Millennium Chemicals Inc., Millennium and Equistar Chemicals, LP are wholly owned subsidiaries of Lyondell. Lyondell is a global company operating on five continents and employs approximately 10,000 people worldwide.

SOURCE: Lyondell Chemical Company